Exhibit No. 11.1
                     Commerce Bancorp, Inc. and Subsidiaries
                       Computation of Net Income Per Share
                (dollars in thousands, except per share amounts)
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                                                                      Three Months Ended              Nine Months Ended
                                                                          September 30,                  September 30,

Primary Net Income Per Share                                            1997           1996           1997           1996
                                                                      -------        -------        -------        -------
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Adjustment of income:
     Net income                                                       $10,377         $7,134        $29,845        $21,805
     Preferred stock dividends                                            141            141            422            702
                                                                      -------        -------        -------        -------
     Adjusted net income applicable to
     common stock                                                     $10,236         $6,993        $29,423        $21,103
                                                                      =======        =======        =======        =======

Average shares of common stock and equivalents outstanding:
     Average common shares outstanding                                 15,803         13,613         15,686         13,328
     Common stock equivalents - dilutive rights                                          687                           501
     Common stock equivalents - dilutive options                          789            560            763            514
                                                                      -------        -------        -------        -------
     Average shares of common stock and
      equivalents outstanding                                          16,592         14,860         16,449         14,343
                                                                      =======        =======        =======        =======

Net income per share of common stock                                    $0.62          $0.47          $1.79          $1.47
                                                                      =======        =======        =======        =======

Fully Diluted Net Income Per Share
Net income applicable to common stock
   on a fully diluted basis                                           $10,377         $7,134        $29,845        $21,805
Less:  additional ESOP contribution
   under the if-converted method                                           11             26             34             76
                                                                      -------        -------        -------        -------
Adjusted net income applicable to
   common stock on a fully diluted basis                              $10,366         $7,108        $29,811        $21,729
                                                                      =======        =======        =======        =======

Average number of shares outstanding on a fully diluted basis:
     Average common shares outstanding                                 15,803         13,613         15,686         13,328
     Additional shares considered in fully
     diluted computation assuming:
        Exercise of rights                                                               690                           507
        Exercise of stock options                                         808            624            875            632
        Conversion of preferred stock                                     616            988            616          1,349
                                                                      -------        -------        -------        -------
Average number of shares outstanding
   on a fully diluted basis                                            17,227         15,915         17,177         15,816
                                                                      =======        =======        =======        =======

Fully diluted net income per share of
   common stock                                                         $0.60          $0.44          $1.74          $1.37
                                                                      =======        =======        =======        =======
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